INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-101708 on Form S-8 and Registration Statement No. 333-67942 on Form S-3 of Valence Technology, Inc. of our report dated June 11, 2003 appearing in the Annual Report on Form 10-K of Valence Technology, Inc. for the year ended March 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of Financial Accounting Standard Statement No.142).


/s/ DELOITTE & TOUCHE LLP

Austin, Texas
June 11, 2003